Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Tyson Foods, Inc. filed on March 15, 2006 for the registration of debt securities and to the incorporation by reference therein of our report dated December 7, 2005, except for the “Restatement” section of Note 1 as to which the date is February 6, 2006, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. and our report dated December 7, 2005, except for the effects of the material weakness described in the sixth paragraph of our report as to which the date is February 6, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Tyson Foods, Inc. included in the Annual Report, as amended, (Form 10-K/A) for the year ended October 1, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Rogers, Arkansas

March 14, 2006